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
                                                        Cohen McCurdy, Ltd.               440.835.8500
                                                        800 Westpoint Pkwy., Suite 1100   440.835.1093 fax
[LOGO OMITTED] Cohen                                    Westlake, OH 44145-1524
                 McCurdy
                                                        WWW.COHENMCCURDY.COM
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated March 27, 2006 on the financial statements of Veracity Small Cap Value Fund as of February 28, 2006 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 3 to the Veracity Funds' Registration Statement on Form N-1A (File Nos. 811-21483 and 333-111717).


/S/ Cohen McCurdy

Cohen McCurdy, Ltd.
Westlake, Ohio
June 26, 2006






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
[LOGO OMITTED]                                                                         SQ
 BAKER TILLY                                                                             IF [LOGO OMITTED]
INTERNATIONAL         Registered with the Public Company Accounting Oversight Board   Service
                                                                                       Quality
                                                                                        Innovation
                                                                                          and Fun
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